UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report:                      April 19, 2002
Date of Earliest Event Reported:     April 4, 2002

			WIRELESS DATA SOLUTIONS, INC.
       (Name of small business issuer as specified in its charter)

               Commission file number 333-47395


         Utah                                93-0734888
(State of Incorporation)        (I.R.S. Employer Identification No.)

                         2233 Roosevelt Road
					Suite #5
				St. Cloud, MN 56301
               (Address of principal executive offices)
`			   	   (320)203-7477
                     (Issuer's telephone number)
                       WIRELESS DATA SOLUTIONS, INC.
                               FORM 8-K.

Item 1. Changes in Control of Registrant
(a) On April 4, 2002, the company issued 3,000,000 shares of its Common Stock to Alta Mines, Inc. Based upon 15,142,434 shares of common stock either issued and outstanding, or committed for immediate issuance, the 3,000,000 shares issued, constitute a controlling interest. Alta Mines Inc. is owned
by three people one of 	whom is Mr. John Doubek. In addition
to the 3,000,000 shares mentioned above, Mr. Doubek and his wife own approximately 742,017 shares and Mr. Carl Hatch, a law partner of Mr.Doubek owns approximately 88,000 shares.

Prior to this transaction, to the company's knowledge, no Single person or affiliated group of person held working control of the company.

The 3,000,000 shares were issued by the company at a price of $0.05,or a total of $150,000. The company has informally agreed that this sum will be used for certain specified working capital purposes, including completion of the audit of the company's financial statements for the year ended September 30, 2001.

SIGNATURES

  In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


April 19, 2002 WIRELESS DATA SOLUTIONS, INC.

                                 /s/ Patrick Makovec

                                 Patrick Makovec
                                 Chairman of the Board